W3 GROUP, INC.
                  60 East 42nd Street (Suite 1163)
                      New York, New York 10165

                     INFORMATION STATEMENT NOTICE
         OF ACTION TO BE TAKEN WITHOUT A SHAREHOLDER MEETING

TO OUR SHAREHOLDERS:

    Notice is hereby given that on August 1, 2005, we received the written consent, in lieu of a meeting of shareholders, for the holders of approximately 80% of our outstanding voting stock, approving an amendment to our certificate of incorporation that changes our name from "W3 Group, Inc." to "Aftersoft Group, Inc." This action is taken in connection with the acquisition of all of the issued and outstanding shares of Aftersoft Group, Inc. in exchange for 32,500,000 shares of the company's common stock. You are encouraged to read the attached Information Statement, including exhibits, for further information regarding this action. In accordance with Rule 14c-2, the actions described herein will be deemed ratified and effective at a date that is a least 20 days after the date this information statement has been mailed to our shareholders. We anticipate this date to occur on or about September 13, 2005.

    THIS IS NOT A NOTICE OF A MEETING OF SHAREHOLDERS AND NO SHAREHOLDERS' MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN AND NO PROXY OR VOTE IS SOLICITED BY THIS NOTICE. This Information Statement is being furnished to you solely for the purpose of informing shareholders of the matters described herein in compliance with Regulation 14C of the Securities Exchange Act of 1934, as amended, and Section 228 of the Delaware General Corporation Law.

New York, New York
August 22, 2005


                                          By Order of the Board of Directors


                                          /s/ Robert Gordon
                                          ------------------------
                                          Robert Gordon, President

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                               ---------------


                     SCHEDULE 14C INFORMATION STATEMENT
                                 PURSUANT TO
                             SECTION 14C  OF THE
                      SECURITIES EXCHANGE ACT OF 1934
                         AND RULE 14f-1 THEREUNDER
                               ---------------

                                W3 GROUP, INC.
                    ---------------------------------------
                          (Name of Subject Company)



                   Common Stock, par value $.0001 per share
                   ----------------------------------------
                        (Title of Class of Securities)

                                92934W  305
                   ----------------------------------------
                    (CUSIP Number of Class of Securities)


                            Gerald A. Adler, Esq.
                             Guzov Ofsink, LLC
                       600 Madison Avenue, 14th Floor
                          New York, New York 10022
                               (212) 371-8008
                   ----------------------------------------
    (Name, Address and Telephone Number of Person Authorized to Receive Notice and Communications on Behalf of the Person(s) Filing Statement)

                               W3 GROUP, INC.
                      60 East 42nd Street (Suite 1163)
                          New York, New York 10165


                     Schedule 14C Information Statement
                                Pursuant to
                            Section 14C of the
                      Securities Exchange Act of 1934
                          and Rule14f-1 thereunder

                     Notice of Amendment of Certificate
                             of Incorporation
                        and Notice of Change in the
                     Majority of the Board of Directors

                             August 22, 2005



                               INTRODUCTION

    The information contained in this Information Statement is being furnished to all holders of record of common stock of W3 Group, Inc. (the "Company") at the close of business on August 12, 2005 in accordance with the requirements of Section 14(f) of the Securities Exchange Act of 1934 and Rule 14f-1 under that Act in order to effect a change in majority control of the Company's Board of Directors other than by a meeting of stockholders. This Information Statement is being distributed on or about August 22, 2005.

    In addition, the purpose of this Information Statement is to notify the holders of our common stock as of the close of business on August 12, 2005 (the "Record Date"), that on August 1, 2005, we received the written consent, in lieu of a meeting of shareholders, from the holders of 1,280,082 shares of our common stock, representing approximately 80% of our outstanding voting stock, approving an amendment to our Certificate of Incorporation that changes our name from "W3 Group, Inc." to "Aftersoft
Group, Inc." This name change will be effective upon the filing of a Certificate of Amendment to our Certificate of Incorporation which is subject to the closing of the Acquisition as that terms is defined below.

    NO VOTE OR OTHER ACTION BY THE COMPANY'S STOCKHOLDERS IS REQUIRED IN RESPONSE TO THIS INFORMATION STATEMENT. PROXIES ARE NOT BEING SOLICITED.

    The Information Statement is first being mailed or furnished to shareholders on or about August 22, 2005. We will pay all cost associated with the preparation and distribution of this Information Statement, including all mailing and printing expenses.

    On July 19, 2005, pursuant to an Acquisition Agreement dated as of that date, the Company agreed to acquire all of the outstanding shares of common stock of Aftersoft Group, Inc., a Delaware corporation ("Aftersoft") from Auto Data Network, Inc., a Delaware corporation and the sole shareholder of Aftersoft in exchange for 32,500,000 shares of common stock of the Company (the "Acquisition") after which sale, the present shareholders of the Company will own, in the aggregate, approximately 4.7% of the Company's issued and outstanding shares.

    In connection with the Acquisition, the Board of Directors of the Company has elected Mike Jamieson, Paul Van Den Burg and Lee Cole as directors of the Company, (the "New Directors") such persons to take office upon the Closing of the Acquisition, 20 days after the Company files with the Securities and Exchange Commission ("SEC") and transmits to all holders of record of common stock of the Company this Information Statement containing the information required under SEC Rule 14f-1 (the "Information Statement"). The Board of Directors, subject to the closing of the Acquisition, also appointed Mike Jamison, President and Chief Operating Officer, Paul Van Den Burg, Chief Executive Officer and Lee Cole, Secretary/ Treasurer and, at the closing of the Acquisition, Robert Gordon will resign as a Director and President, William C,. Hayde will resign as a Director and Secretary and Joseph Messina will resign as a Director.

    As of the date of this Information Statement, the authorized capital stock of the Company consisted of 100,000,000 shares of common stock, par value $.0001 per share, of which 1,601,167 shares are issued and outstanding and 10,000,000 shares of preferred stock, none of which are issued. Each share of common stock is entitled to one vote with respect to all matters to be acted on by the stockholders.

AMENDMENT OF CERTIFICATE OF INCORPORATION
-----------------------------------------

    On  July  19, 2005,   the  Board  of   Directors  approved,  subject  to
stockholder approval, an amendment to the Company's Certificate of Incorporation to change its name to Aftersoft Group, Inc Following the approval by the Board of Directors, the proposal was approved by the written consents of holders of a majority of the shares of the Company's outstanding common stock. The change will be accomplished by amending Article I of the Company's Certificate of Incorporation to read as follows:

    The name of the Corporation is Aftersoft Group, Inc.

    The Amendment will become effective upon filing the Amendment to the Company's Certificate of Incorporation with the Delaware Secretary of State, anticipated to be on the date the Acquisition closes, approximately twenty-one days after this Information Statement has been distributed to the Company's stockholders. A copy of the Amendment of the Certificate of Incorporation is attached hereto as Exhibit A.

    The Board of Directors of the Company believes that the Amendment is advisable and in the best interests of the Company and its stockholders in order to adopt a name that reflects the business in which the Company intends to conduct in the future.

    Changing our name will not have any effect on our corporate status, the rights of shareholders or the transferability of outstanding stock certificates. Outstanding stock certificates bearing the name "W3 Group, Inc." will continue to be valid and represent shares of Aftersoft Group, Inc.

    The affirmative vote of the holders of a majority of our outstanding common stock is required to change our name from "W3 Group, Inc." to "Aftersoft Group, Inc.," which vote was obtained by a majority written consent dated August 1, 2005 from holders of approximately 80% of our outstanding common stock.

    Under Section 228 of the Delaware General Corporation Law, any action which may be taken at any meeting of the stockholders may also be taken without a meeting and without prior notice and without a vote, so long as a consent is signed by the holders of the number of outstanding shares that would be necessary to authorize such action at a shareholders' meeting at which all shares entitled to vote were present and voted.

DIRECTORS AND EXECUTIVE OFFICERS
--------------------------------

    The following sets forth information regarding the Company's current executive officers and directors and the proposed directors of the Company.

Robert Gordon, President and Director, age 70,

Robert Gordon is President and has been a member of the Board of Directors since March 24, 2005. Mr. Gordon is an independent business consultant. From April 2003 to April 2005 Mr. Gordon was President of Madison Ventures, Inc., Madison Group I, Inc., Madison Group II, Inc., Madison Group III, Inc., Madison Group IV, Inc., Madison Group V, Inc., and Madison Group VI, Inc. Mr. Gordon was Executive Vice-President of Ameristar Group Incorporated, a privately owned investment banking firm from 1996 to 2004. From 1999 to August, 2002 Mr. Gordon was President of Lifen, Inc. From 1996-1999, Mr. Gordon was President and a Director of Concorde Strategies Group, Inc. Previously, Mr. Gordon held senior management positions with several companies. He also had a management consulting practice and provided broad based professional services, which included strategic and financial planning, marketing and growth studies, business re-structuring, acquisition plans, implementation of new business strategies, MIS development, and training programs. Mr. Gordon has conducted numerous business seminars and made presentations at many conferences. He received an Achievement Award from the International Association of Systems Management in recognition of his contribution to the business systems profession, and is also a past Chapter President. He was an advisor to Guidance International, a professional association of computer users. Mr. Gordon has a B.A. in Economics from Union College.

William C. Hayde, Secretary and Director, age 44

Mr. Hayde is an investment banker and registered principal at Brockington Securities, a broker - dealer specializing in wholesale and institutional trading, mergers and acquisitions, and equity and debt financings. Mr. Hayde is Chairman of the Board of Toscana Group, Inc., a venture capital and consulting company. Mr. Hayde is also a partner in a research firm, Waterville Investment Research Inc., a paid for research and information company which provides its services to public company's primarily traded over the counter and Nasdaq. Mr. Hayde has been active in the brokerage business since 1983.

Joseph J. Messina, Director, age 50

Mr. Messina is a Managing Director of Suisse Finance (America) Inc., an investment advisory firm located in the city of New York. From 1992 to 2004, Mr. Messina was Chairman and CEO of Ameristar Capital Corporation, a lease financing and asset based lender and Ameristar Group Incorporated, an investment banking and financial consulting firm specializing in "small cap" companies. Since 1995, Mr. Messina was a member of the Board of W3 Group Inc. From1978-1992, he was President and Chief Operating officer of Vendor Funding Co., Inc., a company he co-founded which was a national middle market equipment lessor and asset based lender. Vendor Funding was sold to First NH Banks of Manchester, New Hampshire, a subsidiary of Bank of Ireland First Holdings.

Proposed Directors and Officers
-------------------------------

Mike Jamieson,  Nominee Director, President and Chief Operating Officer, age
38

Mr. Jamieson is the Managing Director of MAM Software.("MAM"), a subsidiary of Auto Data Network, Inc. He has been with MAM since 1990 when he joined its installation and configuration department. Mr. Jamieson has held a number of positions within MAM's implementation and support departments until his appointment as Department Manager for Workshop and Bodyshop Systems in 1995. Mr. Jamieson was promoted to the position of Associate Director of Workshop and Bodyshop Systems in 2002 before taking his current role as Managing Director in 2004.

Paul Van Den Burg , Nominee Director and CEO, age 47

Mr. Van Den Berg is President of CarParts Technologies Inc.("CarParts"), a subsidiary of Auto Data Network, Inc. He was Vice President of Product Management & Services for CarParts and responsible for product planning and delivery of professional services and support. Mr. Van Den Berg has more than 20 years of broad-based software and technology leadership in the business applications and tools markets.

Mr. Van Den Berg brings a track record of leading teams delivering sales, marketing, services and support programs for growing technology companies. His focus on building and delivering industry leading products, services and support have played a key role in the CarParts' success over the past two and a half years. Prior to joining CarParts in 2002, Mr. Van Den Berg served as Vice President of Marketing and Business Development with Telelogic North America Inc., a Southern California software company that provides collaborative design automation solutions for multiple automotive industry notables such as GM, Daimler-Benz, BMW, Siemens Automotive, VW, Delphi and Johnson Controls. In this role, he successfully integrated marketing and product management for three software businesses. Prior to Telelogic, he was Vice President of Product Management and Business Development for Continuus Software, a software supply chain automation vendor that went public on NASDAQ during his tenure. While at Continuus, he expanded the company's available market, building an OEM distribution channel team targeting ERP companies. He has also held management level positions at both MapInfo and Unisys Corporations. Mr. Van Den Berg holds a bachelor of science degree from the University of New South Wales, Australia and is a retired Captain in the Australian Army.

Michael O'Driscoll, Nominee Director and Chief Financial Officer, age 53

Mr. O'Driscoll began his career at Deloitte's (now Coopers & Lybrand). In 1978 he joined Merrydown plc, and became Financial Director and Company Secretary where he oversaw the float on the London Stock Exchange as CFO. While at Merrydown, Mr. O'Driscoll negotiated multiple acquisitions. From 1994 to 1995 he joined Key Finance Limited, a takeover specialist computer leasing company whose customers included Rolls Royce, Bank of America, Nynex, P&O, Massey Ferguson, BP, Amoco and Shell. From 1995 to date, he has held the position of Non-Executive Chairman of QV Foods Limited, a large produce supplier to Marks & Spencer, Sainsbury, Tesco and the United Kingdom wholesale market.

Lee Cole,  Nominee Director, age 44

Mr. Cole has been an officer of Auto Data Network Inc., since 2001, which upon the closing of the transaction contemplated by the Acquisition Agreement, will be the controlling shareholder of the Company. From 1995 to date, Mr. Cole has served as the Managing Director of TEC Capital Group, a venture capital firm.

FAMILY RELATIONSHIPS
--------------------

    There are no family relationships among any of the Company's directors and officers or those proposed to be directors and officers.

SECURITY OWNERSHIP, VOTING CONTROL AND MANAGEMENT
-------------------------------------------------

    As of the Record Date, there were 1,601,167 shares of common stock issued and outstanding and entitled to vote. Each share of common stock entitles its holder to one vote.

The following table sets forth certain information as of June 30, 2005, with respect to the ownership of Common Stock by each director and executive officer of the Company, and each person known by the Company to be the owner of more than five percent of any class of the Company's voting securities.




                                       AMOUNT OF AND NATURE
NAME AND ADDRESS                          OF BENEFICIAL          PERCENTAGE
OF BENEFICIAL OWNER                         OWNERSHIP             OF CLASS

Mabery Group, Inc. (1)(2)                   430,763               26.90%

Wilmont Holdings Corp.(1)(3)                 42,001                2.62%

Dunhill Limited (1)(3)                          223                 .0001

Stratfield Corp. (1)(3)                     707,095               44.16%

William C. Hayde (4)                        100,000                6.24%
76 Cliff Road
Belle Terre, NY 11777
-----------------------
(1) The address of such person is 60 East 42nd Street, Suite 1163, New York, NY 10165.
(2) The President of Mabery Group Inc. is also President of the issuer, however, he disclaims beneficial ownership of these shares and the shares of Mabery Group Inc.
(3) Joseph Messina, a Director of the Company, is an officer, director and principal shareholder of Wilmont Holdings Corp, Dunhill Limited and Stratfield Corp.
(4) Mr. Hayde is a Director and Secretary of the Company.
-----------------------


SECTION 16 REPORTING

    No person who, during the six months ended June 30, 2005, was a director, officer or beneficial owner of more than ten percent of the Company's Common Stock (which is the only class of securities of the Company registered under Section 12 of the Securities Exchange Act of 1934 (the "Act") (a "Reporting Person") failed to file on a timely basis, reports required by Section 16 of the Act during the most recent fiscal year or prior years. The foregoing is based solely upon a review by the Company of Forms 3 and 4 during such fiscal year as furnished to the Company under Rule 16a-3(d) under the Act, and Forms 5 and amendments thereto furnished to the Company with respect to such fiscal year, and any representation received by the Company from any reporting person that no Form 5 is required.

COMPENSATION OF DIRECTORS AND OFFICERS
--------------------------------------

    During the fiscal year ended December 31, 2004, no director or executive officer received any compensation from the Company, including any personal benefits.

COMMITTEES OF THE COMPANY'S BOARD OF DIRECTORS
----------------------------------------------

    Because our board of directors currently consists of only three members, we do not have a standing nominating, compensation or audit committee. Rather, our full board of directors performs the functions of these committees. Also, we do not have a financial expert on our board of directors as that term is defined by Item 401(e)(2) of Regulation S-B. We do not believe it is necessary for our board of directors to appoint such committees because the volume of matters that come before our board of directors for consideration permits each director to give sufficient time and attention to such matters to be involved in all decision making. Additionally, because our Common Stock is not listed for trading or quotation on a national securities exchange, we are not required to have such committees. Because all of our directors are also executive officers, none of our current directors are independent.

    It is the view of the Board of Directors that it is appropriate for the Company not to have a nominating committee because the Company only has three directors and they are the only individuals who participate in the consideration of director nominees. The Company's two directors perform the functions of a nominating committee.

    In considering candidates for membership on the Board of Directors, the Board of Directors will take into consideration the needs of the Board of Directors and the candidate's qualifications.

    Once a person has been identified by the Board of Directors as a potential candidate, the Board of Directors may collect and review publicly available information regarding the person to assess whether the person should be considered further. Generally, if the person expresses a willingness to be considered and to serve on the Board of Directors and the Board of Directors believes that the candidate has the potential to be a good candidate, the Board of Directors would seek to gather information from or about the candidate, including through one or more interviews as appropriate and review his or her accomplishments and qualifications generally, including in light of any other candidates that the Board of Directors may be considering. The Board of Director's evaluation process does not vary based on whether the candidate is recommended by a shareholder.

The Board of Directors will, from time to time, seek to identify potential candidates for director nominees and will consider potential candidates proposed by the Board of Directors and by management of the Company.

MEETINGS OF THE BOARD OF DIRECTORS
----------------------------------

    During its fiscal year ended December 31, 2004, the Company's Board of Directors held one telephonic meeting attended by all of the Company's Directors.

STOCKHOLDER COMMUNICATION WITH THE BOARD OF DIRECTORS
-----------------------------------------------------

    Stockholders may send communications to our board of directors by writing to: W3 Group, Inc., 60 East 42nd Street, Suite 1163, New York, NY,
Attention: Board of Directors or any specified director. Any correspondence received at the foregoing address to the attention of one or more directors is promptly forwarded to such director or directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
----------------------------------------------

    Except for the ownership of the Company's securities, none of the directors, executive officers, holders of ten percent of the Company's outstanding Common Shares, or any associate or affiliate of such person, have, to the knowledge of the Company, had a material interest, direct or indirect, during the two fiscal years ended December 31, 2004 and 2003, in any transaction or proposed transaction which may materially affect the Company.

    No executive officer, present director, proposed director or any member of these individuals' immediate families or any corporation or organization with whom any of these individuals is an affiliate is or has been indebted to the Company since the beginning of its last fiscal year.

LEGAL PROCEEDINGS
-----------------

    The Company is not aware of any legal proceedings in which any director, officer, or any owner of record or beneficial owner of more than five percent of any class of voting securities of the Company, Afterspft, or any affiliate of Aftersoft, or of any such director, officer, affiliate of the Company, or security holder, is a party adverse to Company or has a material interest adverse to the Company.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
-----------------------------------------

    The Company is subject to the information and reporting requirements of the Securities Exchange Act of 1934 and, in accordance with that act, files periodic reports, documents and other information with the SEC relating to its business, financial statements and other matters. These reports and other information may be inspected and are available for copying at the offices of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 and are available on the SEC's website at www.sec.gov.

                                   EXHIBIT A

                               STATE OF DELAWARE

                            CERTIFICATE OF AMENDMENT
                                      OF
                          CERTIFICATE OF INCORPORATION
                                      OF
                                W3 GROUP, INC.

    First: That the Board of Directors of W3 Group, Inc. (the "Corporation") by Unanimous Written Consent dated as of August 1, 2005, adopted resolutions setting forth proposed amendments to the Certificate of Incorporation of the Corporation as heretofore amended, declaring said amendments to be advisable and calling for the submission of such amendments to the stockholders of the Corporation for consideration thereof. The resolutions setting forth the proposed amendments are as follows:

    RESOLVED,   that  accordingly,   by  amendment   to  the   Corporation's
Certificate of Incorporation Article "FIRST" shall be deleted and the following shall be inserted in its place and stead:

    FIRST:The name of the corporation (hereinafter called the "Corporation") is: AFTERSOFT GROUP, INC.

    Second: That pursuant to Section 228 of the General Corporation Law of the State of Delaware, a consent setting forth resolutions approving the amendment set forth above was signed by holders of outstanding stock having not less than the minimum number of votes necessary to authorize or take action at a meeting at which all shares entitled to vote thereon were present and voted.

    Third: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

    IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its President as of the 1st day of August, 2005.


                                                 By: /s/ Robert Gordon
                                                    --------------------
                                                    Robert Gordon, President